UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39472	25-1450605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (814) 765-9621

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.125% Series A Non-Cumulative, perpetual preferred stock)	CCNEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 15, 2022, CNB Financial Corporation, a Pennsylvania corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with PNC Capital Markets LLC, d/b/a PNC FIG Advisory, as representative of the underwriters named on Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell 4,257,446 shares of its common stock, no par value per share (the “Shares”), including 555,319 Shares issued pursuant to the Underwriters’ option to purchase additional Shares, which option was exercised in full, at a price of $22.2075 per share (which is the public offering price less the underwriting discount) (the “Offering”). The Offering closed on September 21, 2022.

The Company expects to receive net proceeds from the sale and settlement of the Shares in the Offering, after deducting the underwriting discount and estimated expenses, of approximately $94.1 million (including proceeds from the Shares sold pursuant to the Underwriters’ option to purchase additional shares). The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include working capital and the funding of organic growth or potential acquisitions.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Offering was made pursuant to a registration statement on Form S-3 (File No. 333-236018) (the “Original Registration Statement”) declared effective by the Securities and Exchange Commission on June 25, 2020, the related registration statement on Form S-3 (File No. 333-267435), filed pursuant to 462(b) of the Securities Act, declared effective by the Securities and Exchange Commission on September 15, 2022, a base prospectus, dated June 25, 2020, included as part of the Original Registration Statement, and a prospectus supplement, dated September 16, 2022, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 15, 2022, between CNB Financial Corporation and PNC Capital Markets LLC, d/b/a PNC FIG Advisory, as representative of the underwriters named on Schedule A thereto

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 of this Current Report on Form 8-K)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB FINANCIAL CORPORATION

Date: September 21, 2022	By:	/s/ Tito L. Lima
Tito L. Lima
Treasurer